UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2011

SP BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34933	27-3347359
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
if Incorporation)		Identification No.)

5224 West Plano Parkway, Plano, Texas	75093
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (972) 931-5311

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 1, 2011, Dr. Lora Villarreal was appointed to the boards of directors of SP Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, SharePlus Federal Bank (the “Bank”).  There are no arrangements or understandings between Dr. Villarreal and any other person pursuant to which Dr. Villarreal became a director.  Dr. Villarreal is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Dr. Villarreal is expected to be appointed Chair of the Company’s Compensation Committee.  Her other board committee assignments have not yet been determined.

Dr. Villarreal replaces Richard Holland, vice chairman, who resigned from the boards of the Company and the Bank, effective August 1, 2011.

Attached as Exhibit 99 to this report is the Company’s press release announcing the appointment.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.	Not Applicable.
(b)	Pro Forma Financial Information.	Not Applicable.
(c)	Shell Company Transactions.	Not Applicable.
(d)	Exhibit: 99	Press Release, dated August 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SP BANCORP, INC.
DATE: August 3, 2011	By: /s/ Jeffrey Weaver
Jeffrey Weaver
President and Chief Executive Officer